Exhibit 107.1

Calculation of Filing Fee Table
Form S-3
(Form Type)
INNOVATE, Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share (3)	457(o)				$110.20 per $1,000,000
Fees to Be Paid	Equity	Preferred Stock, $0.001 par value per share (3)	457(o)				$110.20 per $1,000,000
Fees to Be Paid	Other	Depositary Shares	457(o)				$110.20 per $1,000,000
Fees to Be Paid	Other	Warrants (4)	457(o)				$110.20 per $1,000,000
Fees to Be Paid	Other	Subscription Rights (5)	457(o)				$110.20 per $1,000,000
Fees to Be Paid	Other	Purchase Contracts	457(o)				$110.20 per $1,000,000
Fees to Be Paid	Other	Purchase Units	457(o)				$110.20 per $1,000,000
Carry Forward Securities

	Total Offering Amounts			31,446,540	$1.59	$50,000,000		$5,510.00
Total Fees Previously Paid
Total Fee Offsets
	Net Fees Due							$5,510.00

(1)Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the maximum aggregate offering price of all securities issued under this registration statement exceed $50,000,000. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b.of Item 16(b) of Form S-3 under the Securities Act of 1933.
(2)Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act, based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on September 26, 2023.
(3)Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.
(4)Warrants exercisable for common stock, preferred stock, or other securities.
(5)Subscription rights evidencing the right to purchase common stock, preferred stock, or other securities.